UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2022

MAN-AHL DIVERSIFIED I L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-53043	06-1496634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Man Investments (USA) Corp.
1345 Avenue of the Americas, Floor 21
New York, New York 10105
(Address of principal executive offices)
(Zip Code)

212-649-6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As an investment limited partnership, Man-AHL Diversified I L.P. (the “Fund”) has no officers or directors.  Rather, the Fund's affairs are managed by Man Investments (USA) Corp., the general partner of the Fund (“General Partner”).

(a) As of December 31, 2022, Mr. Shanta Puchtler, acting as the president of the General Partner for purposes of the management of the Fund, resigned from the General Partner.

(b) As of January 1, 2023, Mr. Doug Hamilton was appointed president of the General Partner for purposes of the management of the Fund. Mr. Hamilton remains a director of the General Partner.

Doug Hamilton, is currently COO for Trading Platform and Core Technology across Man Group, an affiliate of the General Partner, responsible for overseeing all aspects of technology related to servicing trading, operational, and core infrastructure needs, as well as overseeing Man Group’s Order Management technology and proprietary operating platform known as ROSA. Doug joined Man Numeric, an affiliate of the General Partner, in 2000.  Before that, he was at Boston Partners Asset Management, L.P.  Doug holds a Bachelor of Science degree from Bucknell University.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAN-AHL DIVERSIFIED I L.P. By: Man Investments (USA) Corp., its general partner By: /s/Solomon Kuckelman Name: Solomon Kuckelman Position: Director

Date:  January 4, 2023